EXHIBIT 99.3

I/N Kote
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel
Corporation)

Financial Statements as of and for the
Years Ended December 31, 2019 and 2018, and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Partners and Management Committee of
I/N Kote
New Carlisle, Indiana

We have audited the accompanying financial statements of I/N Kote (A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation) (the “Partnership”) which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations and comprehensive income, changes in partners’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As more fully described in Notes 1, 2, 4, 5, and 6, the Partnership has engaged in significant transactions with subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation and their affiliates, under terms and conditions prescribed by the partners. Because of these relationships, the terms of these transactions may not be the same as those that would result from transactions among unrelated parties. Accordingly, the accompanying financial statements may not be indicative of the financial position that would have existed or the results of operations that would have occurred had the Partnership operated without such affiliations. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

March 30, 2020
Chicago, IL

I/N KOTE
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

BALANCE SHEETS
AS OF DECEMBER 31, 2019 and 2018

	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,155,468	$20,452,515
Accounts receivable – less allowances of – 2019 – $1,190,123; 2018 – $1,355,957	29,714,001	29,273,030
Inventories	63,448,669	53,705,007
Receivables from related parties:
AMUSA Kote, Inc.	223,564	—
NS Kote, Inc.	223,564	—
ArcelorMittal USA LLC–Burns Harbor	4,947,600	3,954,966
ArcelorMittal USA LLC	9,288,612	11,598,130
Total Current Assets	109,001,478	118,983,648
PROPERTY, PLANT, AND EQUIPMENT–At cost:
Land and improvements	7,407,789	7,407,789
Building and improvements	130,676,398	130,676,398
Machinery and equipment	514,465,806	513,073,542
Construction in progress	7,866,675	5,354,319
Total property, plant, and equipment	660,416,668	656,512,048
Less accumulated depreciation and amortization	(568,590,799)	(562,949,178)
Property, plant, and equipment–net	91,825,869	93,562,870
OTHER ASSETS–Spares and repair parts	9,052,996	8,750,884
TOTAL	$209,880,343	$221,297,402
LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,680,139	$2,461,614
Payable to related parties:
ArcelorMittal USA LLC–Indiana Harbor East	2,672,069	9,754,502
I/N Tek	361,027	174,459
Nippon Steel & Sumitomo Metal USA	32,274	32,146
AMUSA Kote, Inc.	—	2,137,234
NS Kote, Inc.	—	2,137,234
Accrued interest to Partners	277,048	299,536
Other accrued liabilities	9,678,665	11,751,321
Current portion of capital loans from Partners	7,284,462	5,344,834
Total current liabilities	21,985,684	34,092,880
LONG-TERM LIABILITIES:
Long-term capital loans from Partners	8,072,386	11,317,073
Deferred employee benefits	49,030,100	43,925,521
Total long-term liabilities	57,102,486	55,242,594
Total liabilities	79,088,170	89,335,474
COMMITMENTS AND CONTINGENCIES (Note 5 and Note 9)
Partners’ equity:
Contributed capital—net of distributions	130,729,722	124,428,191
Retained earnings—net of distributions	9,467,967	14,513,782
Accumulated other comprehensive loss	(9,405,516)	(6,980,045)
TOTAL PARTNERS’ EQUITY	130,792,173	131,961,928
TOTAL	$209,880,343	$221,297,402
See notes to financial statements.

I/N KOTE
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

SALES REVENUE	$498,132,379	$552,768,095

OPERATING COSTS AND EXPENSES:
Production costs — excluding depreciation and amortization disclosed below	140,369,587	170,627,330
Substrate costs (Note 5)	313,544,975	333,643,983
Depreciation and amortization	5,875,266	7,451,949
Total operating costs and expenses	459,789,828	511,723,262

OPERATING INCOME	38,342,551	41,044,833

OTHER (EXPENSE) INCOME:
Non-operating post retirement benefit expense	(196,544)	(261,931)
Interest expense to Partners	(451,316)	(618,245)
Interest income	513,894	579,082
Total other expense, net	(133,966)	(301,094)
NET INCOME	38,208,585	40,743,739

OTHER COMPREHENSIVE (LOSS) INCOME:
Defined benefit plans:
Net actuarial (losses) gains arising during period	(1,882,222)	868,260
Prior service cost from plan amendments	—	(1,515,225)
Amortization of actuarial losses and prior service cost (credit)	(543,249)	(555,573)
Total other comprehensive (loss) income	(2,425,471)	(1,202,538)
COMPREHENSIVE INCOME	$35,783,114	$39,541,201
See notes to financial statements.

I/N KOTE
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Contributed Capital - Net of Distributions	Retained Earnings - Net of Distributions	Accumulated Other Comprehensive Loss	Total Partners’ Equity
Balance January 1, 2018	$119,572,707	$20,299,993	$(5,777,507)	$134,095,193
Contributions from partners (Note 5)	4,855,484	—	—	4,855,484
Distributions to partners - return on investment	—	(46,529,950)	—	(46,529,950)
Net income	—	40,743,739	—	40,743,739
Other comprehensive loss	—	—	(1,202,538)	(1,202,538)
Balance December 31, 2018	124,428,191	14,513,782	(6,980,045)	131,961,928
Contributions from partners (Note 5)	6,301,531	—	—	6,301,531
Distributions to partners - return on investment	—	(43,254,400)	—	(43,254,400)
Net income	—	38,208,585	—	38,208,585
Other comprehensive income	—	—	(2,425,471)	(2,425,471)
Balance December 31, 2019	$130,729,722	$9,467,967	$(9,405,516)	$130,792,173

I/N KOTE
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$38,208,585	$40,743,739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,875,266	7,451,949
Changes in assets and liabilities:
Accounts receivable	(440,971)	(2,995,241)
Inventories	(9,733,086)	7,537,470
Other assets	(302,112)	(169,388)
Accounts payable	(762,256)	1,118,109
Payables to and receivables from related parties	(5,578,853)	6,053,406
Accrued interest	(22,488)	(75,654)
Other accrued liabilities	(2,072,655)	1,405,035
Deferred employee benefits	2,679,108	(1,191,441)
Net cash used in operating activities	27,850,538	59,877,984

CASH FLOWS FROM INVESTING ACTIVITIES–
Capital expenditures	(4,168,060)	(3,813,080)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from capital loans from Partners	4,037,464	—
Principal payments on capital loans from Partners	(5,342,523)	(5,155,966)
Contributions from Partners:
AMUSA Kote, Inc.	2,427,742	3,891,753
NS Kote, Inc.	2,427,742	3,891,753
Distributions to Partners:
AMUSA Kote, Inc.	(23,264,975)	(22,176,450)
NS Kote, Inc.	(23,264,975)	(22,176,450)
Net cash used in financing activities	(42,979,525)	(41,725,360)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(19,297,047)	14,339,544
CASH AND CASH EQUIVALENTS–Beginning of year	20,452,515	6,112,971
CASH AND CASH EQUIVALENTS–End of year	$1,155,468	$20,452,515

NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital expenditures included in accounts payable at period-end	$98,011	$117,239
Distributions declared included in payable to Partners	$(5,854,400)	$(9,129,950)
Capital contributions receivable from Partners	$(6,301,531)	$4,855,484

Cash paid during the year for interest	$638,228	$765,773
See notes to financial statements.

I/N KOTE
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Description of the Partnership—I/N Kote (the “Partnership”), a Delaware limited partnership, is 50% owned by ArcelorMittal Kote, Inc. (“AMUSA Kote”), a wholly owned subsidiary of ArcelorMittal USA LLC (AMUSA), and 50% owned by NS Kote, Inc. (“NS Kote”), an indirect wholly owned subsidiary of Nippon Steel Corporation (NSC) (collectively, the “Partners”). The Partnership was formed for the purpose of constructing, owning, financing, and operating a coating facility to process substrate as hot-dipped galvanized (CGL) or electro-galvanized (EGL) steel and for the sale of such products principally to the automotive market. The EGL was commissioned on September 9, 1991, and the CGL was commissioned on November 23, 1991. Funding for the CGL/EGL facility was provided by the Partners and by a loan from Mizuho Corporate Bank Limited, formerly the Industrial Bank of Japan, Chicago Branch. Refer to footnotes 2 and 4.

Cash and Cash Equivalents—The Partnership considers all highly liquid short-term investments purchased with original maturities of three months or less to be cash equivalents.

Inventories—Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out method. Costs include the purchase costs of raw materials, conversion costs, and an allocation of fixed and variable production overhead.

Property, Plant, and Equipment—Property, plant, and equipment are stated at historical cost. Depreciation for asset classes other than production machinery and equipment and roll shop rolls is recorded on a straight-line basis over the estimated useful lives of the assets.

Depreciation is provided over the following estimated service lives:

Building	45 years
Land improvements	20 years
Computer equipment and software	5 years
Furniture and fixtures	10 years

For production machinery and equipment, depreciation is recorded on a units-of-production basis. For roll shop rolls, depreciation is recorded on the basis of actual roll consumption. Major improvements that add to productive capacity or extend the life of an asset are capitalized, while repairs and maintenance are charged to expense as incurred. The carrying amount for long-lived assets is reviewed whenever events or changes in circumstances indicate that an impairment may have occurred.

Spares and Repair Parts—Spares and repair parts are valued at cost. Such items comprise equipment replacement parts and miscellaneous operating supplies expected to be used in the future. Spares and repair parts are expensed as requisitioned for use.

Revenue Recognition—Generally, our performance obligations are satisfied, control of our products is transferred, and revenue is recognized at a single point in time, when title transfers to our customer for product shipped or delivered. Revenue for sales of steel products is recognized when control has transferred to the customer, which occurs either upon shipment of finished product or receipt of the finished product by our customer depending on the customer. Revenue for tolling services (see Note 5), which amounted to $33,118,595 and $31,350,749 in 2019 and 2018, respectively, is recognized as the tolling services are provided. Revenue is recognized in an amount that reflects the consideration to which the Partnership expects to be entitled, and excludes any taxes billed to customer and remitted to government authorities. Provisions for discounts to customers are recorded based on terms of sale in the same period the related sales are recorded. The Partnership records estimated reductions to revenue for customer programs and incentive offerings. The Partnership records all amounts billed to a customer in a sales transaction related to shipping and handling as revenues. All costs related to shipping and handling are included in production costs. The Partnership has elected to account for shipping and handling activities which occur after control has transferred as fulfillment activities and not separate performance obligations. We do not have any recorded contract asset or liability balances. Customers are invoiced at the time title transfers and our right to consideration is unconditional at that time. Performance obligations are satisfied prior to customer payment for product. Standard assurance-type warranties are provided, which do not represent separate performance obligations.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value—Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities;

•Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•Level 3—Unobservable inputs that reflect the reporting entity’s own assumptions

The Parnership’s financial instruments, consist primarily of cash and cash equivalents, capital loans from Partners as well as accounts receivable and accounts payable. The fair value of accounts receivable and accounts payable approximates their carrying value because of the short-term maturity of the instruments.

Comprehensive Income—The Partnership reports comprehensive income in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 220, Comprehensive Income. ASC Topic 220 requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, in a financial statement for the period in which they are recognized.

Reclassification—Certain amounts in the financial statements for the year ended December 31, 2018 have been adjusted to be consistent with the current year presentation.

New Accounting Pronouncements—In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 supersedes the revenue recognition requirements in ASC 605—Revenue Recognition, and most industry-specific guidance. This

ASU requires that entities recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. The Partnership adopted this new standard on January 1, 2019. The adoption of this standard did not affect the amount or timing of sales transactions.

In March 2017, the FASB issued ASU No. 2017-07, Compensation—Retirement Benefits. This ASU requires that components of net periodic pension cost and net periodic postretirement benefit cost (pension and OPEB cost) other than current service be presented separately on the statement of operations and excluded from the subtotal operating income. Previously I/N Kote presented all pension and OPEB cost on the line Production costs. We adopted this ASU in 2019 and $196,544 of expense is shown on the line Non-operating post retirement benefit benefit expense. Amounts for 2018 were recast consistent with the new presentations with the amount shown for production costs increased by $261,931 in 2018 with a corresponding amount in a new line shown after the subtotal operating income.
2. ORGANIZATION OF THE PARTNERSHIP
On December 20, 2002, the Partners agreed to extend the term of the Partnership through December 31, 2021, and to amend and restate the Basic Agreement (“Basic Agreement”) in its entirety.
In accordance with the Basic Agreement, as amended, between AMUSA and NSC dated September 12, 1989, and as amended on December 20, 2002, AMUSA Kote and NS Kote contributed $60 million each in capital contributions and committed an additional $60 million as a loan to the Partnership in proportion to their ownership interests.
The Partnership operates as an independent entity under the control of a management committee (the “Management Committee”) comprising three representatives from each of the Partners. Significant matters, as defined in the Partnership Agreement, require unanimous approval by the Management Committee.
The Partners have entered into several other agreements relating to services and personnel to be provided by the Partners, fees for the use of certain technologies, and a sales agreement with ArcelorMittal USA. These agreements are discussed further in Note 5.
3. INVENTORIES
Inventories as of December 31, 2019 and 2018, are classified as follows:

	December 31,
	2019	2018
Steel inventories:
Raw substrate	$658,316	$2,061,960
Finished products	62,032,276	50,309,490
Total steel inventories	62,690,592	52,371,450
Coating materials and supplies	758,077	1,333,557
Total inventories	$63,448,669	$53,705,007
Had the first-in, first-out method of accounting for inventories been used by the Partnership, inventories would have been higher than that reported at December 31, 2019 and December 31, 2018, by $22,265,099 and $19,475,849, respectively.
4. FINANCING ARRANGEMENTS
Subordinated Capital Loans from Partners—On July 29, 1993, the Partnership entered into a subordinated loan agreement with the Partners. The Partner Capital Expenditure Loan Agreement (“Capital Agreement”) provides the Partnership with the ability to obtain loans from the Partners to fulfill certain types of maintenance and capital expenditure needs. The Partnership obtained Capital Agreement loans totaling $4,037,464 in 2019. The Partnership did not obtain any additional Capital Agreement loans in 2018.

The Capital Agreement calls for semiannual payments commencing six months from the draw date of each borrowing under the Capital Agreement. The amount and maturity period of each draw is determined by recommendation of the Management Committee. Maturities range from 2018 to 2021. The rate of each borrowing is 2% over the average yield to maturity of the most recently issued five-year U.S. Treasury note (or shorter maturity note if the loan maturity is less than five years), readjusted every five years, as is necessary, based upon the maturity of the note. If the Partnership fails to make timely payments under the Capital Agreement, upon demand by the Partners, it shall pay interest on the overdue amount from the due date to the date of actual payment at a rate of 2% per annum above the rate, which would have been payable if the overdue amount had, during the period of nonpayment, constituted a draw under the Capital Agreement. Interest rates on borrowings under the Capital Agreement range from 3.10% to 4.51%. All Partner Loans are subordinate to the position of the revolving credit facility.

The current portion of capital loans from Partners at December 31, 2019 and 2018, is comprised of the following:

	2019	2018
Current loans under Capital Agreements:
AMUSA Kote	$3,642,231	$2,672,417
NS Kote	3,642,231	2,672,417
Total current portion of capital loans from Partners	$7,284,462	$5,344,834
The noncurrent portion of capital loans from Partners at December 31, 2019 and 2018, comprises the following:

	2019	2018
Loans under Capital Agreements maturing from January 1, 2021 to July 12, 2021:
AMUSA Kote	$4,036,193	$5,658,537
NS Kote	4,036,193	5,658,536
Total noncurrent portion of capital loans from Partners	8,072,386	11,317,073
Total capital loans from Partners	$15,356,848	$16,661,907
The aggregate maturities of capital loans from Partners at December 31, 2019, are as follows:

Years Ending December 31
2020	$7,284,462
2021	8,072,386
Total	$15,356,848

Revolving Credit Facility—On February 27, 2015, the Partnership entered into an agreement with the Lender (Bank of America, N.A.) to provide an uncommitted line of credit of up to $20,000,000. Loans under this line of credit will be made at the sole discretion of the Lender. The interest rate for each loan will be determined at the time the loan is made. The Partnership must satisfy certain covenant conditions as defined in this agreement as long as any loans or other obligations remain unpaid or unsatisfied.

The agreement was renewed in December of 2016 and 2017, and again on December 30, 2018. The agreement expired on March 31, 2019. There were no outstanding borrowings under this uncommitted line as of December 31, 2018.
5. COMMITMENTS AND RELATED-PARTY TRANSACTIONS
In connection with its formation, the Partnership entered into various agreements with the Partners, NSC, and AMUSA that define each party’s future commitments with regard to the Partnership. The material aspects of certain significant agreements and the related commitments of the Partnership are discussed in the following paragraphs.
Technology Transfer Agreements—Under the terms of the technology transfer agreement, as amended, with AMUSA, AMUSA granted the Partnership a license to use AMUSA’s technology for the operation and maintenance of the coating facility. AMUSA also agreed to provide the Partnership with standard practice instructions for the operation and maintenance of the EGL, to provide training to Partnership personnel in statistical process control methods and applications, and to provide assistance and advice related to the start-up of the coating facility. The technology transfer agreement is effective for the term of the Partnership Agreement, which expires on December 31, 2021.

Under the terms of a technology transfer agreement with NSC, NSC granted the Partnership a license to use NSC’s technology in the maintenance and operation of the CGL and in the D-Coating of EGL products. NSC also agreed to provide standard practice instructions in the operation and maintenance of the CGL, training of the Partnership’s operations and maintenance personnel, assistance with the start-up of operations, and training of the Partnership personnel in NSC quality control procedures. The technology transfer agreement is effective for the term of the Partnership Agreement, which expires December 31, 2021.

Relationship to I/N Tek—The parent companies of the Partnership also formed a partnership called I/N Tek. I/N Tek, which is owned 60% by AMUSA Tek, Inc. (a subsidiary of AMUSA) and 40% by NS Tek, Inc. (a subsidiary of NSC), operates a cold rolling mill steel finishing facility that processes hot band steel into cold rolled steel. I/N Tek and the Partnership run concurrently and adjacent to each other in New Carlisle, Indiana. The Partnership shares its senior management and other personnel resources with I/N Tek. Salaried employees’ assignment to the appropriate Partnership is determined by the Management Committee.

As of December 31, 2019 and 2018, payables of $361,027 and $174,459, respectively, to I/N Tek were comprised primarily of utility charges paid by I/N Tek on behalf of the Partnership.

Substrate Supply Agreement—Under a Substrate Supply Agreement with AMUSA, as amended (“Substrate Agreement”), AMUSA is to provide the Partnership with its substrate requirements. The Partnership is required to provide estimated demands for each production year not less than 90 days in advance of the commencement of the production year. AMUSA is to provide substrate produced at either I/N Tek or various AMUSA locations. The supply price for the substrate is determined based upon a formula as specified in the Substrate Agreement. Under the formula, the cumulative yearly supply price is computed on the basis of the Partnership’s operating, financing, and equity costs that result in an annual return on equity to the Partners, depending on operating levels, of up to 10%. The Substrate Agreement with AMUSA expires on December 31, 2021.

As defined in the Substrate Agreement, AMUSA is obligated to provide a sufficient amount of production orders in any semiannual period to either the CGL or EGL of the Partnership to allow that line to operate at a minimum level, or be subject to a base loading fee (the “Base Loading Obligation”). AMUSA met its Base Loading Obligation in 2019 and 2018 for all lines. The base load fee decreases the aggregate substrate price for the applicable line’s product. The base load fee is distributed by the Partnership to each partner in proportion to their ownership interests.

In addition, as outlined in the Substrate Agreement, if the operating rate for either the CGL or EGL falls below 80% for any year, a unit price adjustment, as defined, is required. The amount of the unit price adjustment is reduced by the amount of any Base Loading Obligation during the year. The unit price adjustment increases the aggregate substrate price for the applicable line’s product to the amount that it would have been if the respective line had achieved an operating rate of 80%. As the operating rate of the EGL line was below 80% in 2019 and 2018 and no Base Loading Obligation was required, a unit price adjustment was recorded to increase the cost of substrate by $6,301,531 and $4,855,484 in 2019 and 2018, respectively. The provisions of the Substrate Agreement require that the unit price adjustment for both the EGL and the CGL be funded by the Partners in proportion to their ownership interests as a capital contribution, net of any equity return. The unit price adjustment required an additional capital contribution from each Partner of $3,150,766 and $2,427,742 in 2019 and 2018, respectively.
Tolling Agreement with AMUSA—Burns Harbor—As outlined in the agreement, the Partnership can perform tolling services for third parties if unused capacity exceeds 5%. A customer of AMUSA—Burns Harbor has requested that it be permitted to purchase products coated at the Partnership directly from AMUSA—Burns Harbor rather than from the Partnership. In order to accommodate this request, the Partners and the Partnership have agreed that under certain limited circumstances the Partnership will coat substrate owned by AMUSA—Burns Harbor in exchange for the payment of a toll as specified in the tolling agreement (the “Tolling Agreement”) between the Partnership and AMUSA—Burns Harbor. The Tolling Agreement with AMUSA—Burns Harbor expires on December 31, 2021. The amount of the toll was $33,118,595 and $31,350,749 in 2019 and 2018, respectively, and is included in sales revenue in the statements of operations and comprehensive income. The amounts due from AMUSA—Burns Harbor were $4,947,600 and $3,954,966 as of December 31, 2019 and 2018, respectively.

Sales Agreement with AMUSA—AMUSA has entered into an exclusive sales agreement (the “Sales Agreement”) with the Partnership to provide the Partnership with sales and sales-related services, including credit and collections. Commissions paid to AMUSA are based upon a specified percentage of the net sales price by product as outlined in the Sales Agreement. Commissions paid to AMUSA under this agreement for the years ended December 31, 2019 and 2018, were $4,325,930 and $4,872,706, respectively, and are included as production costs in the statements of operations and comprehensive income. The Sales Agreement with AMUSA expires on December 31, 2021.

Personnel Dispatch Agreements with Partners’ Parent Companies—The Partnership has entered into personnel dispatch agreements with AMUSA and NSC, whereby each of the parties furnish the Partnership with personnel to assist in the management and technical operation of the CGL/EGL facility. Employees furnished to the Partnership are compensated based on a salary structure approved by AMUSA and NSC. The Partnership also pays benefits and relocation expenses for these employees.

Amounts incurred by the Partnership under these agreements were $409,409 and $403,913 for the years ended December 31, 2019 and 2018, respectively, which are included in production expenses in the statements of operations and comprehensive income.

Transactions with AMUSA—At December 31, 2019 and 2018, the Partnership’s net payable to AMUSA—Indiana Harbor East consisted of the following:

	December 31,
	2019	2018
Freight Liability - net of receivable	$(914,870)	$(488,482)
Substrate purchases payable	(1,757,199)	(9,266,020)
Total	$(2,672,069)	$(9,754,502)
Purchases of substrate from AMUSA for the years ended December 31, 2019 and 2018, totaled $314,697,086 and $323,705,135, respectively.

The receivable from affiliates of AMUSA includes cash collected by AMUSA on behalf of the Partnership. Several larger customers pay AMUSA for purchased steel from AMUSA and the Partnership. AMUSA segregates the cash receipts from such customers according to the origin of the sale. As of December 31,

2019 and 2018, the receivable from AMUSA related to this arrangement was $9,791,800 and $12,719,842, respectively.

AMUSA pays freight charges on behalf of the Partnership, and the Partnership reimburses AMUSA for those charges. Amounts outstanding for freight liability were $1,630,056 and $950,981 as of December 31, 2019 and 2018, respectively. Freight expenses, which are included in production costs on the statements of operations and comprehensive income, were $28,627,928 and $35,674,828 in 2019 and 2018, respectively.
6. RETIREMENT BENEFIT PLANS
Pension Plan— The Partnership maintains a 401(k) plan for bargaining unit employees. The Partnership does not contribute to this plan.
The Partnership provides defined benefit pension benefits to represented employees hired before November 2005 and nonrepresented employees hired before January 2003 through the Partnership-sponsored pension plan administered by AMUSA. The plan is a noncontributory defined benefit pension plan. Benefits under the sponsored plan are for both service rendered while employed at the Partnership and any service rendered at affiliated companies prior to transfer to the Partnership. Benefits for nonrepresented employees are determined under a “Cash Balance” formula as an account balance that grows from interest credits and allocations based on a percent of pay. Participants are credited at a rate of 5%. Benefits for wage and salaried employees represented by the United Steelworkers (“USW”) are determined as a monthly benefit at retirement based on a fixed rate and service. In 2018, the Company signed a new four-year agreement with the USW. Changes to monthly rate earned for certain periods of service resulted in a modest increase to the projected benefit obligation. The plan assets are invested in stocks, bonds, real estate, and other investments. All the plan assets of the sponsored plan are held in the ArcelorMittal USA LLC Pension Trust (the “Trust Fund”). The Partnership’s actuarial method used in the determination of pension expense is the projected unit credit cost method.
AMUSA sets the investment objectives for the plan through its Statement of Investment Policy which states:
•Investments of the Trust Fund are made solely in the interest of the participants and beneficiaries of the plan and for the exclusive purposes of providing benefits to such participants and their beneficiaries and defraying the reasonable expenses of administering the plan and the Trust Fund.
•The investment objectives shall be to (a) provide long-term growth (in the form of income and/or capital appreciation) in trust assets, so as to maximize the amounts available to provide benefits to plan participants and their beneficiaries and (b) maintain adequate liquidity in the Trust Fund’s assets to permit timely payment of all benefits to such participants and their beneficiaries. In carrying out these objectives, short-term fluctuations in the value of the Trust Fund’s assets shall be considered secondary to long-term investment results.
•The Trust Fund shall be invested with the care, skill, prudence, and diligence under the circumstances prevailing from time to time that a prudent person acting in a like capacity and familiar with such matters would use in the investment of a fund of like character and with like aims.
The Pension Fund Management Committee (the “Committee”) of the board of directors of AMUSA has general supervisory authority over the Trust Fund. The Committee has established the following asset allocation targets:

Equity securities - domestic	20 to 60%
Equity securities - international	10 to 35
Fixed income (including cash)	15 to 45
Real estate	0 to 10
Alternative investments	0 to 25
The Policy provides for broad ranges around these targets to reduce rebalancing trading cost and facilitate the management of the Trust Fund. Investment risk is monitored on an ongoing basis, in part, through the use of quarterly investment portfolio reviews, compliance reporting by investment managers, and periodic asset/liability studies and reviews of the sponsored plan’s funded status.
The Partnership used a long-term rate of return assumption on assets of 5.70% for 2019 and 2018. This assumption is viewed in a long-term context and is evaluated annually. The expected return assumption is supported by the asset allocation of the Trust Fund and the historical long-term return on Trust Fund assets.
The Partnership did not contribute to the Trust Fund 2019 and contributed $3,466,000 in 2018. The Partnership expects to contribute $5,236,000 to the Trust Fund in 2020.
Reconciliation of the pension benefit obligation and plan assets for the measurement periods ended December 31, 2019 and 2018, was as follows:

	2019	2018
Change in benefit obligation:
Benefit obligation - beginning of year	$76,397,045	$80,335,194
Service cost	2,094,821	2,454,496
Interest cost	3,265,552	2,920,855
Actuarial (gain) loss	10,115,725	(7,321,016)
Plan ammendments	—	741,355
Benefits Paid	(3,290,303)	(2,733,839)
Benefit obligation - end of year	$88,582,840	$76,397,045

Change in plan assets:
Fair value of plan assets - beginning of year	69,263,328	74,740,979
Actual return on plan assets	13,346,531	(6,209,812)
Employer contribution	—	3,466,000
Benefits paid	(3,290,303)	(2,733,839)
Fair value of plan assets - end of year	$79,319,556	$69,263,328

Unfunded status of the plan	$(9,263,284)	$(7,133,717)

Noncurrent pension liability - end of year	$(9,263,284)	$(7,133,717)
The accumulated benefit obligation was $88,356,550 and $76,160,555 at December 31, 2019 and 2018.
Lower discount rates were offset by better than expected asset performance resulting in a small actuarial loss in 2019. The net actuarial loss in 2018 was a result of lower than expected asset performance partially offset by a lower benefit obligation principally because of higher discount. The discount rates used in the determination of the actuarial present value of the projected benefit obligation were 3.15% for

2019 and 4.24% for 2018. The discount rate used to measure the liability at year-end is used to calculate the net periodic expense in the following year. The discount rates used in the determination of the net periodic benefit costs were 4.24% for 2019 and 3.70% for 2018. The assumed rate of increase in future compensation levels was 2.50% for 2019 and 2018.
Components of net periodic benefit cost for the years ended December 31, 2019 and 2018, which are included in operating expenses in the statements of operations and comprehensive income were as follows:

	2019	2018
Service cost	$2,094,821	$2,454,496
Interest cost	3,265,552	2,920,855
Expected return on plan assets	(4,197,936)	(4,116,476)
Net actuarial loss recognized	—	604,647
Amortization of prior service cost	413,213	345,421
Net periodic benefit cost	$1,575,650	$2,208,943
The benefit payments, which reflect expected future service, as appropriate are expected to be paid as follows:

Years Ending December 31
2020	$3,291,689
2021	3,714,244
2022	4,122,096
2023	4,561,395
2024	4,873,728
2025 - 2029	29,396,659
The fair value of the Partnership’s share of the Trust Fund assets, which is 2.78% at December 31, 2019, by asset category and fair value hierarchy follows:

Asset Type	Level 1	Level 2	Level 3	Total
Domestic equity	$5,526,492	$19,596,971	$—	$25,123,463
International equity	7,811,706	2,734,886	—	10,546,592
Emerging market equity	—	1,961,466	—	1,961,466
Fixed income	3,410,972	27,392,806	—	30,803,778
Real estate	—	—	3,110,916	3,110,916
Alternatives	—	3,453,648	4,319,693	7,773,341
Total	$16,749,170	$55,139,777	$7,430,609	$79,319,556
The fair value of the Partnership’s share of the Trust Fund assets, which was 2.80% at December 31, 2018, by asset category and fair value hierarchy follows:

Asset Type	Level 1	Level 2	Level 3	Total
Domestic equity	$4,754,654	$13,923,196	$—	$18,677,850
International equity	5,957,465	2,095,172	—	8,052,637
Emerging market equity	—	1,470,065	—	1,470,065
Fixed income	2,274,766	26,663,190	—	28,937,956
Real estate	—	—	4,165,767	4,165,767
Alternatives	—	3,618,900	4,340,153	7,959,053
Total	$12,986,885	$47,770,523	$8,505,920	$69,263,328
A description of the valuation methodologies for measuring assets at fair value is as follows:
•Equity securities are valued at the closing price reported on the active market on which the security is traded and are classified as Level 1. Some common collective trust investments consist of publicly traded equity securities, but the fund itself is not publicly traded, so these investments are classified as Level 2.
•Fixed income assets consist of corporate bonds and notes, preferred stock, mutual funds, government securities, and common collective trusts. Fixed income mutual funds and some government securities, made up of U.S. Treasury notes and bonds, are classified as Level 1 since there is an active publicly traded market. Most collective trusts consist of corporate bonds. These are classified as Level 2 as the underlying securities are not publicly traded, but there is an observable price for similar securities in the market.
•Real estate assets are Level 3 and valued at the fair value of the underlying assets held at year-end, which the custodian of the fund obtains from third-party appraisers.
•Assets valued as Level 2 are a collective trust fund where observable inputs are used to establish a value. Assets valued as Level 3 are primarily limited partnerships that have liquidity constraints. Generally, alternative assets are valued at the Partnership’s proportionate share of the fair value of the fund at year-end, which the custodian of the fund obtains from third-party pricing services.
Purchases of Level 3 investments were $285,076 in 2019 and $330,162 in 2018.
The USW contract requires the Partnership to contribute to a multiemployer pension plan known as the Steelworkers Pension Trust (“SPT”) (EIN 23-6648508 Plan No. 499). Almost all of our represented employees who are not eligible for the Partnership sponsored defined benefit pension plan participate in the SPT. The SPT provides pension benefits upon retirement based on employer contributions and accrual rates while participating in the plan. During 2018 the contribution rate was increased to $3.50 per contributory hour. Expense recognized for the contributions were $620,709 in 2019 and $513,345 in 2018.
Under a multiemployer plan arrangement, several employers make contributions into a single plan. The assets of the plan can be used to pay the benefits of all participants (retirees and dependents) and are not limited to the participants of a particular employer. If an employer stops contributing to the plan, any unfunded obligations may be borne by the remaining employers. Additionally, if an employer no longer participates in the plan (for example because it no longer employs participants in the plan), it may be required to pay an amount based on the underfunded status of the plan known as a withdrawal liability.
As of December 31, 2018 (the last date for which there is public information), there were 485 participating employers in the SPT. The Partnership did not make more than 5% of the total contributions into the plan. As of December 31, 2019 and 2018, the SPT was in the “green” zone under the Pension Protection Act of 2006 meaning that it is not presently considered endangered or in critical status. As such, the plan is not required to make any funding or improvement plan.

Retiree Health Benefits—Substantially all USW represented employees hired before June 23, 2016 are covered under postretirement life insurance and medical benefit plans that require deductible and premium payments from retirees. The postretirement life insurance benefits are primarily specific amounts for hourly employees. Most Medicare eligible participants participate in a Medicare Advantage Plan. The Company charges participants for a portion of the cost and pays a premium to a third-party insurer. Pre-Medicare retirees are covered under a self-insured plan. Employees hired after June 23, 2016 are not eligible for postretirement medical or life insurance benefits. In lieu of retiree medical coverage, these employees will receive a 401(k) contribution of $0.50 per hour worked to a restricted Retiree Health Care Account. There were minor changes to the postretirement medical benefits under the new labor contract, mainly related to the premiums paid by participants.
Reconciliation of the other postretirement benefit obligations from December 31, 2018, through the measurement date of December 31, 2019, was as follows:

	2019	2018
Benefit obligation – beginning of year	$37,819,079	$39,236,919
Service cost	866,639	1,011,977
Interest cost	1,672,179	1,489,263
Actuarial loss (gain)	915,092	(3,873,532)
Plan amendments	—	773,870
Benefits Paid	(438,054)	(819,418)
Benefit obligation – end of year	40,834,935	37,819,079

Unfunded status of the plan	$(40,834,935)	$(37,819,079)

Current retiree medical liability	$(1,068,119)	$(1,027,275)
Noncurrent retiree medical liability	(39,766,816)	(36,791,804)
Benefit liability - end of year	$(40,834,935)	$(37,819,079)
Changing healthcare providers for Medicare eligible participants for a lower premium was primarily responsible for a significant actuarial gain in 2018. The discount rates used in the determination of the actuarial present value of the projected benefit obligation were 3.37% for 2019 and 4.38% for 2018. The discount rates used in the determination of the net periodic benefit costs were 4.38% for 2019 and 3.84% for 2018. For purposes of measuring the expected cost of benefits covered by the plan for next year, we assumed an average health care trend rate of 6.55% for pre-Medicare retirees trending down until it reaches an ultimate trend rate of 4.50% in 2027. For Medicare eligible participants, the trend rate next year is 5.00%, and is expected to increase in the next few years and then decrease before reaching an ultimate trend rate of 4.50% in 2029.
Components of net periodic benefit cost for the years ended December 31, 2019 and 2018 in the statements of operations and comprehensive income were as follows:

	2019	2018
Service Cost	$866,639	$1,011,977
Interest Cost	1,672,179	1,489,263
Recognition net actuarial loss	—	—
Amortization of prior service credit	(956,464)	(1,505,641)
Net periodic benefit cost	$1,582,354	$995,599
The payments for retiree health benefits, which reflect expected future service are expected to be paid as follows:

Years Ending December 31
2020	$1,068,119
2021	1,147,716
2022	1,236,438
2023	1,377,742
2024	1,555,988
2025 - 2029	9,350,027
For all retirement plans, components of accumulated other comprehensive loss for the years ended December 31, 2019 and 2018, were as follows:

	2019	2018
Unrecognized actuarial loss	$10,523,028	$8,640,808
Prior service cost not yet recognized	(1,117,512)	(1,660,763)
Accumulated other comprehensive loss	$9,405,516	$6,980,045
7. CONCENTRATION OF RISKS
For the years ended December 31, 2019 and 2018, approximately 40% of the Partnership’s sales were to four customers in the automotive market. Total sales to these customers, taken individually as a percentage of the Partnership’s sales revenue, ranged from approximately 8% to 12% and approximately 8% to 13% for the years ended December 31, 2019 and 2018, respectively.
As of December 31, 2019 and 2018, approximately 80% of the active workforce was represented by the USW. The existing labor contract between the USW and the Partnership was renewed effective September 1, 2018. This contract expires on September 1, 2022.
8. INCOME TAXES
The results of operations of the Partnership are included in the income tax returns of the Partners, and accordingly, no provision for income taxes is included in the accompanying financial statements.
9. CONTINGENCIES
The Partnership is involved in various legal proceedings, which are incident to the ordinary course of its business. Management does not believe that the adverse determination of any such routine litigation, either individually or in the aggregate, will have a material adverse effect on the Partnership’s business, financial condition, results of operations, or cash flows.
10. SUBSEQUENT EVENTS

The Partnership has evaluated subsequent events through the date the financial statements were issued, March 30, 2020.

The Partnership’s business operations and financial condition may be materially and adversely affected as a result of any weakening end-use market demand for steel in the wake of the global coronavirus outbreak. Due to the significant uncertainties surrounding the potential impacts of the coronavirus outbreak, the extent of any potential negative impact to the Partnership’s operating results and financial condition cannot be reasonably estimated.